EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-166418, 333-166417, 33−19804, 33−19805, 33−35309, 33−50680, 33−52073, 33−54899, 33−59325, 33−61285, 333−88089, 333−88091, 333−84480, 333−84414, 333−107354 and 333−115298) on Form S-8 of Johnson Outdoors Inc. of our reports dated December 5, 2014, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Johnson Outdoors Inc. for the year ended October 3, 2014.

/s/ McGladrey LLP

Milwaukee, Wisconsin
December 5, 2014